EXHIBIT 99.1

Broadwind Announces Second Quarter 2026 Results

CICERO, Ill., Aug. 11, 2026 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the second quarter 2026.

As previously announced, on April 30, 2026, the Company’s wholly owned subsidiary, Broadwind Heavy Fabrications, Inc. (“Heavy Fabrications”) entered into a definitive agreement under which Heavy Fabrications sold its production facility in Abilene, Texas (the “Facility”), including real property, equipment, machinery and other items, to IES Infrastructure for an aggregate purchase price of up to $19.5 million in cash and non-cash consideration in the form of a below market lease, subject to certain purchase price adjustments. The sale of the Facility resulted in the Company completing a strategic exit from wind fabrications. As such, the results of operations of the wind and industrial fabrication operations, excluding pressure reducing system (“PRS”) operations, have been reclassified to discontinued operations within Broadwind’s consolidated statements of operations and retrospectively for all periods presented beginning in the second quarter of 2026. Unless otherwise noted, the discussions and disclosure tables throughout this press release relate only to the Company’s continuing operations as disclosed.

SECOND QUARTER 2026 RESULTS
(As compared to the second quarter 2025)

  Total revenue of $24.3 million, +67% y/y
  GAAP loss from continuing operations of ($0.7) million, or ($0.03) per diluted share
  Non-GAAP Adjusted EBITDA of $1.6 million, or 6.4% of total revenue*
  Total orders of $35.2 million, +68% y/y
  Liquidity at June 30, 2026 of $40.1 million ($31.3 million after adjusting for the minimum excess availability requirement), with $6.3 million of total debt and financing leases

*For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release

MANAGEMENT COMMENTARY

“During the second quarter, we continued a successful strategic pivot toward becoming a pure-play precision manufacturing business focused on the domestic power generation and critical infrastructure markets,” stated Eric Blashford, President and CEO of Broadwind. “Customer demand was robust during the second quarter, as broad-based order momentum accelerated across our power generation, energy, and industrial verticals. Orders in our Industrial Solutions and Gearing segments organically increased 24% and 138%, respectively, when compared to the prior-year period.”

“Following our strategic exit from wind tower manufacturing, Broadwind is operating from a position of increased financial flexibility and strategic focus,” continued Blashford. "We are building a precision manufacturing platform positioned to benefit from a multi-year investment cycle in electricity generation, transmission and distribution. We believe our domestic manufacturing footprint, technical expertise and long-standing customer relationships position us well to capitalize on these favorable market conditions.”

“At a segment level, Industrial Solutions generated segment-level EBITDA margin of nearly 19% during the quarter, reflecting strong execution and a higher-value sales mix,” noted Blashford. “Within Gearing, profitability improved due to increased sales volume reflective of our recent elevated order levels.”

"As customer demand has strengthened, we've optimized utilization of our asset base and gained improved visibility into the remainder of 2026,” noted Blashford. “On a comparable basis, total backlog for our Industrial Solutions and Gearing segments increased a combined 93% as of June 30, 2026, when compared to the prior-year period. We ended the second quarter 2026 with a book-to-bill of 1.5x”

“Our capital allocation priorities remain centered on creating long-term shareholder value through a combination of sustained organic growth, together with opportunistic investments in complementary products and solutions within our targeted vertical markets,” concluded Blashford. “With a strengthened balance sheet and a streamlined operating structure, we are actively evaluating opportunities that seek to scale our precision manufacturing expertise within high-value power generation and infrastructure-weighted end-markets, including those with a proven track record of durable profitable growth.”

CONSOLIDATED SECOND QUARTER 2026 FINANCIAL RESULTS

Broadwind reported a loss from continuing operations of ($0.7) million, or ($0.03) per basic share in the second quarter 2026, compared to a loss of ($3.0) million, or ($0.13) per basic share, in the second quarter 2025. The Company reported Adjusted EBITDA, a non-GAAP measure, of $1.6 million in the second quarter compared to ($1.1) million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue increased 67% on a year-over-year basis in the second quarter due to higher demand in the Gearing and Industrial Solutions segments. Industrial Solutions revenue grew 79% year-over-year, due primarily to strong demand for natural gas turbine content. Revenue from the Gearing segment grew 24% due primarily to increased demand from power generation and oil & gas customers, partially offset by lower demand primarily from steel customers.

Total orders increased 68% in the second quarter, when compared to the prior year period, benefiting largely from accelerating growth in the power generation, oil & gas, and steel end markets.

At the end of the second quarter, Broadwind had total cash on hand and availability under its credit facility of $40.1 million, or $31.3 million after adjusting for the minimum excess availability requirement. The Company had $6.3 million of debt and financing leases.

SEGMENT RESULTS

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including power generation, oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 24% to $9.0 million in the second quarter 2026, as compared to the prior year period, primarily driven by higher demand from power generation and oil & gas customers, partially offset by decreased demand from steel customers. The segment reported an operating loss of ($0.2) million in the second quarter, compared to an operating loss of ($0.8) million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.4 million in the second quarter, as compared to ($0.1) million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 79% to $13.2 million in the second quarter 2026, as compared to the prior year period, primarily driven by sales of components for gas turbines into new-build and aftermarket applications. The segment reported operating income of $2.3 million in the second quarter compared to operating income of $0.5 million in the prior year period. Segment non-GAAP adjusted EBITDA was $2.5 million in the second quarter compared to $0.7 million in the prior year period.

SECOND QUARTER 2026 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, August 11, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, August 18, 2026:

Teleconference Replay:	844-512-2921
Conference ID:	13761552

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for power generation, critical infrastructure, and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, other non-cash gains and losses and transaction costs) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of our sale of the Abilene, Texas production facility and its effect on our financial results, (ii) our expectations and beliefs with respect to our financial guidance as set forth in our press releases from time to time, (iii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iv) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits, and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (v) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (vi) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (viii) our ability to continue to grow our business organically and through acquisitions; (ix) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (x) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (xi) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xii) our ability to realize revenue from customer orders and backlog; (xiii) the economy and the potential impact it may have on our business, including our customers; (xiv) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xvi) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvii) the effects of the change of administrations in the U.S. federal government; (xviii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xix) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xx) the effects of proxy contests and actions of activist stockholders; (xxi) the limited trading market for our securities and the volatility of market price for our securities; (xxii) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxiii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	June 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,043	$457
Accounts receivable, net	16,991	11,198
Inventories	28,204	28,147
Prepaid expenses and other current assets	1,599	2,060
Current assets - discontinued operations	13,147	22,405
Total current assets	76,984	64,267
LONG-TERM ASSETS:
Property and equipment, net	20,140	18,069
Operating lease right-of-use assets, net	14,133	11,892
Intangible assets, net	519	741
Other assets	397	441
Long-term assets - discontinued operations	-	21,395
TOTAL ASSETS	$112,173	$116,805

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$781	$4,682
Current portion of finance lease obligations	1,093	1,114
Current portion of operating lease obligations	1,876	2,306
Accounts payable	11,087	7,727
Accrued liabilities	3,249	1,768
Customer deposits	1,201	1,144
Current liabilities - discontinued operations	8,990	12,943
Total current liabilities	28,277	31,684
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,522	4,331
Long-term finance lease obligations, net of current portion	1,937	2,482
Long-term operating lease obligations, net of current portion	13,629	11,252
Other	-	4
Long-term liabilities - discontinued operations	-	763
Total long-term liabilities	18,088	18,832
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,931,310 and 23,584,677 shares issued as of June 30, 2026 and December 31, 2025, respectively	24	24
Treasury stock, at cost, 273,937 shares as of June 30, 2026 and December 31, 2025, respectively	(1,842)	(1,842)
Additional paid-in capital	403,863	403,210
Accumulated deficit	(336,237)	(335,103)
Total stockholders' equity	65,808	66,289
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$112,173	$116,805

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$24,303	$14,520	$42,249	$29,392
Cost of sales	20,507	13,516	35,732	26,964
Gross profit	3,796	1,004	6,517	2,428

OPERATING EXPENSES:
Selling, general and administrative	3,943	3,219	7,624	6,320
Intangible amortization	100	166	222	331
Total operating expense, net	4,043	3,385	7,846	6,651
Operating loss	(247)	(2,381)	(1,329)	(4,223)

OTHER EXPENSE, net:
Interest expense, net	(418)	(591)	(880)	(976)
Other, net	5	(8)	4	(10)
Total other expense, net	(413)	(599)	(876)	(986)

Net loss before provision for income taxes	(660)	(2,980)	(2,205)	(5,209)
Provision for income taxes	24	2	76	17
LOSS FROM CONTINUING OPERATIONS	(684)	(2,982)	(2,281)	(5,226)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	45	1,993	1,147	3,867
NET LOSS	$(639)	$(989)	$(1,134)	$(1,359)

NET (LOSS) INCOME PER COMMON SHARE - BASIC AND DILUTED:
Loss from continuing operations	$(0.03)	$(0.13)	$(0.10)	$(0.23)
Income from discontinued operations	0.00	0.09	0.05	0.17
Net loss	$(0.03)	$(0.04)	$(0.05)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	23,494	22,773	23,416	22,568

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,134)	$(1,359)
Income from discontinued operations	1,147	3,867
Loss from continuing operations	(2,281)	(5,226)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,516	1,467
Deferred income taxes	21	(9)
Stock-based compensation	452	546
Allowance for credit losses	(13)	(16)
Common stock issued under defined contribution 401(k) plan	410	622
Gain on sale of assets	(80)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(5,780)	(345)
Inventories	(57)	(1,558)
Prepaid expenses and other current assets	514	464
Accounts payable	3,168	1,867
Accrued liabilities	1,481	(44)
Customer deposits	57	(1,288)
Other non-current assets and liabilities	(279)	5
Net cash used in operating activities	(871)	(3,516)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,232)	(431)
Net proceeds from disposals of property and equipment	90	1
Net cash used in investing activities	(3,142)	(430)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments on) proceeds from line of credit, net	(3,881)	17,634
Payments on long-term debt	(1,809)	(561)
Payments for deferred financing costs	(20)	-
Payments on finance leases	(566)	(544)
Shares withheld for taxes in connection with issuance of restricted stock	(209)	(256)
Net cash (used in) provided by financing activities	(6,485)	16,273

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating cash flows	9,223	(16,982)
Net cash provided by (used in) investing cash flows	17,015	(1,685)
Net cash provided by (used in) financing cash flows	846	(343)
Net cash provided by (used in) discontinued operations (1)	27,084	(19,010)

Add: Cash balance of discontinued operations, beginning of period	-	(2)
Less: Cash balance of discontinued operations, end of period	-	(342)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,586	(6,343)
CASH AND CASH EQUIVALENTS beginning of the period	457	7,722
CASH AND CASH EQUIVALENTS end of the period	$17,043	$1,379

(1) Does not include intercompany financing of $4 and $441 for the six months ended June 30, 2026 and 2025, respectively.

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
ORDERS:
Gearing	$16,152	$6,799	$29,339	$14,759
Industrial Solutions	17,248	13,909	31,816	24,013
Corporate and Other	1,840	283	2,134	578
Total orders	$35,240	$20,991	$63,289	$39,350

REVENUES:
Gearing	$9,045	$7,284	$17,499	$13,251
Industrial Solutions	13,172	7,363	22,408	13,010
Corporate and Other	2,086	274	2,342	3,555
Eliminations	-	(401)	-	(424)
Total revenues	$24,303	$14,520	$42,249	$29,392

OPERATING (LOSS)/INCOME:
Gearing	(224)	(819)	(280)	(1,711)
Industrial Solutions	2,339	486	3,965	816
Corporate and Other	(2,362)	(2,048)	(5,014)	(3,328)
Total operating loss	$(247)	$(2,381)	$(1,329)	$(4,223)

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss From Continuing Operations	$(684)	$(2,982)	$(2,281)	$(5,226)
Interest Expense	418	591	880	976
Income Tax Provision	24	2	76	17
Depreciation and Amortization	775	732	1,516	1,467
Share-based Compensation and Other Stock Payments	401	454	668	764
Transaction Costs	616	83	735	83
Adjusted EBITDA (Non-GAAP)	$1,550	$(1,120)	$1,594	$(1,919)

Gearing	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss From Continuing Operations	$(287)	$(878)	$(400)	$(1,839)
Interest Expense	47	58	96	121
Income Tax Provision	16	1	23	7
Depreciation and Amortization	530	550	1,059	1,099
Share-based Compensation and Other Stock Payments	109	123	194	221
Adjusted EBITDA (Non-GAAP)	$415	$(146)	$972	$(391)

Industrial Solutions	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income From Continuing Operations	$2,000	$319	$3,397	$516
Interest Expense	260	135	432	249
Income Tax Provision	71	23	127	35
Depreciation and Amortization	79	114	175	228
Share-based Compensation and Other Stock Payments	74	81	121	135
Adjusted EBITDA (Non-GAAP)	$2,484	$672	$4,252	$1,163

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss From Continuing Operations	$(2,397)	$(2,423)	$(5,278)	$(3,903)
Interest Expense	111	398	352	606
Income Tax Expense	(63)	(22)	(74)	(25)
Depreciation and Amortization	166	68	282	140
Share-based Compensation and Other Stock Payments	218	250	353	408
Transaction Costs	616	83	735	83
Adjusted EBITDA (Non-GAAP)	$(1,349)	$(1,646)	$(3,630)	$(2,691)

IR CONTACT

Noel Ryan or Brian Hawthorne
BWEN@val-adv.com